                              Aircastle Advisor LLC
                        300 First Stamford Place, 5th Fl.
                           Stamford, Connecticut 06902

February 24, 2006

Joseph Schreiner
5205 N. Marina Pacifica Drive, Suite 21
Long Beach, CA 90803

Dear Joe:

     It is with great pleasure that Aircastle Advisor LLC (the "Company" or
"Aircastle") agrees, effective on and as of the date hereof, to assume the obligations of Fortress Investment Group LLC ("Fortress") under an employment letter dated July 15, 2004 (the "Previous Employment Letter"), as amended and restated in its entirety on the terms and conditions set forth below.

Title:              Executive Vice President.

Start Date:         The date your employment under the Previous Employment
                    Agreement commenced, July 26, 2004.

Location:           Stamford, CT, or a location within fifty miles thereof
                    specified by the Company.

                    For so long as you are employed with the Company, you will be reimbursed, net of taxes, for your travel to Stamford
                    from your home in the Los Angeles area, in accordance with the Company's travel policy. We agree to work with you in
                    good faith to determine whether a cost-effective workspace for you near your home in the Los Angeles area can be
                    provided, at the Company's expense.

Compensation:       Your base salary shall be paid at the rate of US$200,000,
                    less statutory deductions, payable in accordance with the
                    regular payroll practices of the Company. In addition, you are eligible to receive a discretionary annual bonus, but
                    nothing in this letter agreement will entitle you to a bonus payment. Payment of a discretionary bonus in any given
                    fiscal or calendar year does not entitle you to additional compensation or any such bonus in any subsequent year. In
                    order to be eligible for any bonus while employed by the
                    Company, you must be an active employee at, and not have
                    given or received notice of termination prior to, the time of the bonus payment.

Benefits:           You (and your spouse, registered domestic partner and/or
                    eligible dependents, if any) may at your election be covered under such health insurance plan as covers the Company's
                    employees, subject to applicable exclusions and limitations.
                    You are eligible to participate in all other perquisite and benefit arrangements generally made available by the Company to employees, subject to the terms of such plans or
                    programs. Each such benefit is subject to modification,
                    including elimination, from to time, at the Company's sole discretion.

Vacation:           20 days per year in accordance with the Company's vacation policy applicable to employees, as amended from time to
                    time. Upon any termination or resignation

Employment Offer Letter
Joseph Schreiner

                    (other than termination for Cause) the Company will provide payment for unused vacation days accrued during the year in which such termination or resignation occurs.

Policies and        You agree to comply fully with all of the Company's policies
Procedures:         and procedures applicable to employees, as amended from time to time, copies of which shall be provided to you or made
                    available to you by electronic means.

"Cause":            For purposes of this letter agreement, "Cause" means (i)
                    your commission of an act of fraud or dishonesty in the
                    course of your employment; (ii) your indictment or entering of a plea of nolo contendere for a crime constituting a
                    felony or in respect of any act of fraud or dishonesty;
                    (iii) your commission of an act which would make you (or the
                    Company, or Fortress or any of their respective affiliates
                    (collectively, the "Aircastle Group")) subject to being
                    enjoined, suspended, barred or otherwise disciplined for
                    violation of federal or state securities laws, rules or
                    regulations, including a statutory disqualification; (iv)
                    your gross negligence or willful misconduct in connection
                    with your employment by the Company; (v) your commission or omission of any act that would result in or might reasonably be a substantial factor resulting in the termination of any member of the Aircastle Group under any of material
                    management, advisory or similar agreements; (vi) your
                    willful failure to comply with any material policies or
                    procedures of the Company as in effect from time to time
                    provided that you shall have been delivered a copy of such policies or notice that they have been posted on a Company website prior to such compliance failure, and or (vii) your commission of any material breach of any of the provisions or covenants set forth herein, provided, however, that
                    discharge pursuant to this clause (vii) shall not constitute discharge for "Cause" unless you shall have received written notice from the Company stating the nature of such breach
                    and affording you an opportunity to correct the act(s) or
                    omission(s) complained of within 20 days of your receipt of such notice.

"Good Reason":      Your resignation from the Company within 30 days following notice from the Board of Directors or Chief Executive
                    Officer of the Company requiring you to report primarily to a person other than the Chief Executive Officer, the
                    President or a Director of the Company.

Employment          You are an at-will employee. This letter agreement is not a
Relationship;       contract of employment for any specific period of time, and
Termination         your employment may be terminated by you or by the Company at any time for any reason or no reason whatsoever.
                    Notwithstanding the foregoing, (1) the Company agrees to
                    provide you with at least 90 days advance written notice of your termination without Cause (or, at the option of the
                    Company, payment in lieu of working during all or part of
                    such notice period) and (2) you agree to provide the Company with at least 30 days advance written notice of your
                    termination (or, at the option of the Company, payment in
                    lieu of working during all or part of such notice period).

                    If your employment with the Company terminates for any
                    reason or for no reason, you hereby agree that you shall
                    immediately resign from all positions (including,

Employment Offer Letter
Joseph Schreiner

                    without limitation, any management, officer or director
                    position) that you hold on the date of such termination with the Company, or any of the their respective affiliates, or with any entity in which the Company or any of its
                    affiliates has made any investment. You hereby agree to
                    execute and deliver such documentation reasonably required by the Company as may be necessary or appropriate to enable the Company, any of the Company's affiliates or any entity in which the Company or any of its affiliates has made an
                    investment to effectuate such resignation, and in any case, your execution of this letter agreement shall be deemed the grant by you to the officers of the Company of a limited
                    power of attorney to sign in your name and on your behalf
                    such documentation solely for the limited purposes of
                    effectuating such resignation as a corporate matter (and not for any other purpose).

Set-Off; Etc:       You hereby acknowledge and agree, without limiting the
                    rights of the Company otherwise available at law or in
                    equity, that, to the extent permitted by law, any or all
                    amounts or other consideration payable to you hereunder or any other agreement with the Company (including any of its affiliates), may be set-off against any or all amounts or
                    other consideration payable by you to the Company under this letter agreement or to the Company or any of its affiliates under any other agreement between you and the Company or any of its affiliates, including, without limitation, any
                    obligation resulting from your breach of the terms hereof.

Your                You represent that:
Representations:
                         (i)   you are free to be employed hereunder without any
                               contractual restrictions, express or implied,
                               with respect to any of your prior employer(s).

                         (ii)  you have not taken or otherwise misappropriated
                               and you do not have in your possession or control
                               any confidential or proprietary information
                               belonging to any of your prior employer(s) or
                               connected with or derived from your services to
                               prior employer(s), and you have returned to all
                               prior employers any and all such confidential or
                               proprietary information.

                         (iii) the Company and the Aircastle Group have informed
                               you that you are not to use or cause the use of
                               such confidential or proprietary information in
                               any manner whatsoever in connection with your
                               employment by the Company or any affiliate, and
                               that you have agreed and hereby do agree that you
                               will not use any such confidential or proprietary
                               information.

                         (iv)  you understand that this letter agreement sets
                               forth the terms and conditions of your employment
                               relationship with the Company and as such, you
                               have no express or implied right to be treated
                               the same as or more favorably than any other
                               employee of the Aircastle Group based on the
                               terms or conditions of such person's employment
                               relationship with a member of the Aircastle
                               Group.

                         (v)   you have agreed and hereby do agree to keep the
                               terms of this letter

Employment Offer Letter
Joseph Schreiner

                               agreement confidential and not to disclose any of
                               the terms or conditions hereof to any other
                               person, including any employee of the Company or
                               the Aircastle Group, except your attorney or
                               accountant or, upon the advice of counsel after
                               notice to the Company, as may be required by law
                               or as may be required in order to enforce or
                               defend against the enforcement of this letter
                               agreement.

Certain                  (i)   You shall not, directly or indirectly, without
Covenants:                     the prior written consent of the Company, provide
                               consultative services to, own, manage, operate,
                               join, control, participate in, be engaged in, be
                               employed by or be connected with, any business,
                               individual, partner, firm, corporation or other
                               entity, including without limitation any
                               business, individual, partner, firm, corporation,
                               or other entity that directly or indirectly
                               competes with (any such action, individually, and
                               in the aggregate, to "compete with"), the Company
                               or any member of the Aircastle Group, at any time
                               during your employment with the Company. In the
                               case where your employment with the Company is
                               terminated by you for any reason or by the
                               Company for Cause, such restrictions shall apply
                               for six months after the effective date of such
                               termination solely as to any aircraft leasing,
                               marketing, advisory and/or finance business
                               managed by the Company or any member of the
                               Aircastle Group. Notwithstanding anything else
                               herein, (A) the mere "beneficial ownership" by
                               you, either individually or as a member of a
                               "group" (as such terms are used in Rule 13(d)
                               issued under the Securities Exchange Act of 1934)
                               of not more than 5% of the voting stock of any
                               public company and/or (B) your noncontrolling,
                               passive ownership interest in Avsource, Inc., in
                               either case, shall not be deemed in violation of
                               this letter agreement. These restrictions shall
                               not apply following the termination of your
                               employment if the Company terminates your
                               employment without Cause.

                         (ii)  Any works of authorship, databases, discoveries,
                               developments, improvements, computer programs, or
                               other intellectual property, etc. ("Works") that
                               you make or conceive, or have made or conceived,
                               solely or jointly, during the period of your
                               employment with the Company, whether or not
                               patentable or registerable under copyright,
                               trademark or similar statutes, which either (i)
                               are related to or useful in the current or
                               anticipated business or activities of the Company
                               or any member of the Aircastle Group (which
                               includes any quantitative fund or portfolio or
                               global macro fund managed by any affiliate of the
                               Company); (ii) fall within your responsibilities
                               as employed by the Company; or (iii) are
                               otherwise developed by you through the use of the
                               Company's confidential information, equipment,
                               software, or other facilities or resources or at
                               times during which you are or have been an
                               employee constitute "work for hire" under the
                               United States Copyright Act, as

Employment Offer Letter
Joseph Schreiner

                               amended. If for any reason any portion of the
                               Works shall be deemed not to be a "work for
                               hire", then you hereby assign to the Company all
                               rights, title and interest therein and shall
                               cooperate to establish the Company's ownership
                               rights, including the execution of all documents
                               necessary to establish the Company's exclusive
                               ownership rights.

                         (iii) From the date hereof through the end of the
                               one-year period commencing with the termination
                               of your employment with the Company, you shall
                               not, without the Company's prior written consent,
                               directly or indirectly, (a) solicit or encourage
                               to leave the employment or other service of the
                               Company or any of its affiliates any employee or
                               independent contractor thereof or (b) hire (on
                               behalf of yourself or any other person or entity)
                               any employee or independent contractor who has
                               left the employment or other service of the
                               Company or any of its affiliates within the
                               one-year period which follows the termination of
                               such employee's or independent contractor's
                               employment or other service with the Company or
                               any such affiliate.

                         (iv)  You acknowledge that as an employee of the
                               Company you are obligated to keep secret and
                               retain in strictest confidence, and shall not use
                               for your benefit or the benefit of others, except
                               in connection with the business and affairs of
                               the Company (which includes any quantitative fund
                               or portfolio or global macro fund managed by any
                               member of the Aircastle Group during or prior to
                               the period of your employ with the Company), all
                               confidential information of and confidential
                               matters (whether made available in written,
                               electronic form or orally) relating to (x) the
                               Company's business and to the Company (including,
                               without limitation, the strategies employed by
                               and the actual investments of any member of the
                               Aircastle Group, the contemplated investments of
                               any member of the Aircastle Group, the financial
                               performance of any fund managed by any member of
                               the Aircastle Group or of any investment thereof,
                               and the identity of the equity investors in the
                               Company or in any of the funds it or any of its
                               affiliates manages), (y) all corporations or
                               other business organizations in which Fortress
                               has or has had an investment and (z) third
                               parties, learned by you heretofore or hereafter
                               directly or indirectly in connection with your
                               employment or from Fortress (the "Confidential
                               Fortress Information"). In consideration of, and
                               as a condition to, continued access to
                               Confidential Fortress Information, and without
                               prejudice to or limitation on any other
                               confidentiality obligation imposed by agreement
                               or law, you hereby undertake to use and protect
                               Confidential Fortress Information in accordance
                               with restrictions placed on its use or
                               disclosure. Without limiting the foregoing, you
                               shall not disclose such Confidential Fortress
                               Information to any director, officer, partner,
                               employee or agent of the Company unless, in your
                               reasonable good faith judgment, such person has a
                               need to know such Confidential Fortress
                               Information in furtherance of Fortress's business
                               and you shall not disclose Confidential

Employment Offer Letter
Joseph Schreiner

                               Fortress Information to anyone outside of
                               Fortress except with the Company's express
                               written consent. The foregoing restrictions shall
                               not apply to Confidential Fortress Information
                               which (i) is at the time of receipt or thereafter
                               becomes publicly known other than a result of
                               your having breached your obligations of
                               confidentiality or (ii) is received by you from a
                               third party not under an obligation to any person
                               to keep such information confidential.

                         (v)   Any breach by you of any of the provisions of the
                               foregoing covenants (which breach, if curable, is
                               not cured within five days following written
                               notice) shall entitle the Company (including each
                               of its affiliates) to cease making any payments
                               to you under any agreement, including this letter
                               agreement, pursuant to which you are entitled to
                               monies from the Company or any member of the
                               Aircastle Group. In addition, you acknowledge and
                               agree that any breach by you of such covenants
                               would result in irreparable injury and damage for
                               which money damages would not provide an adequate
                               remedy. Therefore, if you breach, or threaten to
                               commit a breach of, any of the provisions of such
                               covenants, the Company shall have the right and
                               remedy, in addition to, and not in lieu of, any
                               other rights and remedies available to the
                               Company under law or in equity (including,
                               without limitation, the recovery of damages), to
                               have such covenants specifically enforced
                               (without posting bond and without the need to
                               prove damages) by any court having equity
                               jurisdiction, including, without limitation, the
                               right to an entry against you of restraining
                               orders and injunctions (preliminary, mandatory,
                               temporary and permanent) against violations,
                               threatened or actual, and whether or not then
                               continuing, of such covenants. You acknowledge
                               and agree that such covenants are reasonable in
                               geographical and temporal scope and in all other
                               respects. If it is determined that any of such
                               covenants, or any part thereof, is invalid or
                               unenforceable, the remainder of such covenants
                               shall not thereby be affected and shall be given
                               full effect, without regard to the invalid
                               portions. If any court or other decision-maker of
                               competent jurisdiction determines that any
                               provision of such covenants, or any part thereof,
                               is unenforceable because of the duration or
                               geographical scope of such provision, then, after
                               such determination has become final and
                               unappealable, the duration or scope of such
                               provision, as the case may be, shall be reduced
                               so that such provision becomes enforceable and,
                               in its reduced form, such provision shall then be
                               enforceable and shall be enforced.

                    Notwithstanding anything in this letter agreement to the
                    contrary, the provisions of the foregoing clauses (i)
                    through (v), inclusive, shall survive any termination of
                    this letter agreement and any termination of your
                    employment.

Entire Agreement:   The Previous Employment Agreement shall be terminated and
                    none of its terms and conditions shall apply to your
                    employment by the Company, it being agreed that your
                    employment by the Company shall be governed by this letter agreement.

Employment Offer Letter
Joseph Schreiner

                    This agreement contains the entire understanding of the
                    parties and may be modified only in a document signed by the parties and referring explicitly to this agreement. If any provision of this agreement is determined to be
                    unenforceable, the remainder of this agreement shall not be adversely affected thereby. In executing this agreement, you represent that you have not relied on any representation or statement not set forth herein, and you expressly disavow
                    any such representations or statements. In addition, you
                    represent and agree that you shall not be entitled to any
                    equity interest, profits interest or other interest in any member of the Aircastle Group (including in any fund or
                    other business managed by it or any of its affiliates)
                    except as set forth in a writing signed by the Company. The
                    Company's affiliates are intended beneficiaries of your
                    agreement in this regard. YOU REPRESENT THAT IN EXECUTING
                    THIS LETTER AGREEMENT YOU HAVE NOT RELIED UPON ANY
                    REPRESENTATION OR STATEMENT NOT SET FORTH HEREIN.

Governing Law;      This letter agreement shall be governed by and construed in
Jurisdiction:       accordance with the laws of the State of New York without
                    regard to the principles of conflicts of law thereof. THE
                    PARTIES HEREBY AGREE THAT EXCLUSIVE JURISDICTION WILL BE IN
                    A COURT OF COMPETENT JURISDICTION IN THE CITY OF NEW YORK
                    AND HEREBY WAIVE OBJECTION TO THE JURISDICTION OR TO THE
                    LAYING OF VENUE IN ANY SUCH COURT.

                                     * * * *

We look forward to a successful employment relationship with you. If the foregoing terms of employment are acceptable, please so indicate by signing in the space provided below.

Very truly yours,

AIRCASTLE ADVISOR LLC

By: /s/ David Walton
    ----------------------------

Accepted and agreed to, this 4th day of March, 2006:

/s/ Joseph Schreiner
--------------------------------
Joseph Schreiner

Employment Offer Letter
Joseph Schreiner

For the purpose of confirming that the foregoing agreement amends and restates in its entirety the Previous Employment Agreement, the termination of the
Previous Employment Agreement, and release of Mr. Schreiner and Fortress
Investment Group form any further obligation or liability under the Previous
Employment Agreement:

FORTRESS INVESTMENT GROUP LLC

By: /s/ Joseph P. Adams, Jr.
    ----------------------------

/s/ Joseph Schreiner
--------------------------------
Joseph Schreiner